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                                   EXHIBIT 5.1

                                BROWN & WOOD LLP
                             One World Trade Center
                               New York, NY 10048
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599



                                                      March 23, 2001



J.P. Morgan Acceptance Corporation I
60 Wall Street
New York, New York  10260

                  Re:      J.P. Morgan Acceptance Corporation I
                           Registration Statement on Form S-3
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Ladies and Gentlemen:

We have acted as counsel for J.P. Morgan Acceptance Corporation I, a Delaware corporation (the "Corporation"), in connection with the preparation of the registration statement No. 333-77275 on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of up to $1,656,379,452 aggregate principal amount of asset-backed securities (the "Securities"). Under the Registration Statement, the Corporation is offering, pursuant to a prospectus supplement and prospectus each dated March 7, 2001 (collectively, the "Prospectus"), the $669,000,000 Home Equity Line of Credit Asset-Backed Notes, Series 2001-1, Class A (the "Notes") issued by Mellon Home Equity Line of Credit Trust 2001-1, a Delaware business trust (the "Trust"). The Notes are issued under an Indenture, dated as of March 1, 2001 (the "Agreement"), between the Trust and the indenture trustee named therein (the "Trustee").

We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the Agreement, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents

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submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Agreement and issued and delivered against payment therefor as described in the Prospectus, the Notes will be valid and legally binding obligations of the Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

We hereby consent to the filing of this letter as an exhibit to a the Corporation's Current Report on Form 8-K and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, the Prospectus and the matters incorporated therein by reference, including this exhibit.

                                               Very truly yours,


                                               /s/ Brown & Wood LLP